                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                October 5, 1995

                                  ----------

               Date of Report (Date of earliest event reported)

                             MIP PROPERTIES, INC.
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            (Exact name of registrant as specified in its charter)

         Maryland                   1-8898                    52-1394207
(State or other jurisdiction      (Commission               (IRS Employer
       of incorporation)          File Number)           Identification No.)

                    2020 Santa Monica Boulevard, Suite #480
                        Santa Monica, California 90404
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          (Address of principal executive offices)  (Zip code)

      Registrant's telephone number, including area code: (310) 449-4444

                                      N/A
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        (Former name or former address, if changed since last report.)
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                             MIP PROPERTIES, INC.
                                   FORM 8-K
                                October 5, 1995

Item 5. Other Events
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The Company announced on October 5, 1995 that the stockholders of the Company had approved the merger of the Company with an affiliate of J.E. Robert Companies at the Special Meeting of Stockholders held earlier that day. The text of the press release is as follows:

                 "MIP PROPERTIES, INC. ANNOUNCES THE APPROVAL
                 BY ITS STOCKHOLDERS OF THE ACQUISITION OF MIP
                   BY AN AFFILIATE OF J.E. ROBERT COMPANIES

Santa Monica, California, October 5, 1995--MIP Properties, Inc. (ASE/MIP), an equity real estate investment trust (REIT), announced that, at its Special Meeting of Stockholders held earlier today, the stockholders of MIP approved the merger of MIP with an affiliate of the J.E. Robert Companies. The voting results from the Special Meeting were as follows: 86.77% of the outstanding shares voted in favor of the merger, 3.55% voted against the merger, 0.72% abstained from voting and 8.96% were not voted. Upon consummation of the merger, JER Partners, LLC, an affiliate of J.E. Robert Companies, a leading U.S. real estate investment and asset management firm, will be the sole stockholder of MIP and the shares of MIP outstanding immediately prior to the merger will be converted into the right to receive $2.475 in cash per share. Both MIP and JER intend to consummate the merger as soon as practicable. Following the merger, each stockholder will receive a Letter of Transmittal with instructions as to the procedure for exchanging their shares for the cash consideration."

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MIP PROPERTIES, INC.

Dated: October 5, 1995                  By:  /s/ MARSHA Z. DAY
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                                             Marsha Z. Day
                                             Duly Authorized Officer and
                                             Chief Financial Officer